Exhibit 21.1

Subsidiaries of Penn Virginia GP Holdings, L.P.

Name	Jurisdiction of Organization
Penn Virginia Resource Partners, L.P.	Delaware
Penn Virginia Resource GP, LLC	Delaware
Penn Virginia Resource Finance Corporation	Delaware
Penn Virginia Operating Co., LLC	Delaware
Fieldcrest Resources LLC	Delaware
K Rail LLC	Delaware
Loadout LLC	Delaware
Toney Fork LLC	Delaware
Suncrest Resources LLC	Delaware
Coal Handling Solutions LLC	Delaware
Kingsport Handling LLC	Delaware
Maysville Handling LLC	Delaware
Covington Handling LLC	Delaware
PVR Midstream LLC	Delaware
PVR Gas Resources, LLC	Delaware
Connect Energy Services, LLC	Delaware
Connect Gas Pipeline LLC	Delaware
PVR North Texas Gas Gathering, LLC	Delaware
Dulcet Acquisition LLC	Delaware
Thunder Creek Gas Services, L.L.C. (25% Joint Venture)	Wyoming
PVR Cherokee Gas Processing LLC	Oklahoma
PVR East Texas Gas Processing, LLC	Delaware
PVR Finco LLC	Delaware
PVR Gas Processing LLC	Oklahoma
PVR Hamlin, LLC	Delaware
PVR Natural Gas Gathering LLC	Oklahoma
PVR Oklahoma Natural Gas Gathering LLC	Oklahoma
PVR Services, LLC	Delaware
PVR Radnor, LLC	Delaware
PVR Marcellus Gas Gathering, LLC	Delaware
LJL, LLC	West Virginia